Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-33790 on Form S-8 of Avista Corporation of our report dated June 25, 2026, relating to the financial statements and supplemental information of The Investment and Employee Stock Ownership Plan of Avista Corporation (the “Plan”) appearing in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Spokane, Washington

June 25, 2026